Exhibit F
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP
                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                 April 20, 2005

Securities and Exchange Commission
Washington, DC 20549

RE: Statement on Form U-1 of Georgia Power Company ("Georgia Power") and Savannah Electric and Power Company ("Savannah Electric")

Ladies and Gentlemen:

         We are familiar with the statement on Form U-1 referred to above and, as counsel to Georgia Power and Savannah Electric, are furnishing this opinion with respect to the proposed transactions contemplated in connection with the sale/leaseback of the plant under construction known as Plant McIntosh Combined Cycle Units 10 and 11 as described in such statement on Form U-1.

         We are of the opinion that each of Georgia Power and Savannah Electric is validly organized and duly existing as a corporation under the laws of the State of Georgia and that, upon the issuance of your order herein and in the event that the proposed transactions are consummated in accordance with such statement on Form U-1 and such order:

         (a) all state laws applicable to the proposed transactions by Georgia Power and Savannah Electric will have been complied with; and

         (b) the consummation of the proposed transactions by Georgia Power and Savannah Electric will not violate the legal rights of the holders of any securities issued by Georgia Power or Savannah Electric or any associate company thereof.

         We hereby consent to the use of this opinion in connection with the above-referenced statement on Form U-1.

                                Very truly yours,

                             /s/Troutman Sanders LLP



           ATLANTA o HONG KONG o LONDON o NEW YORK o NORFOLK o RALEIGH RICHMOND o TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.